EXHIBIT 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated March 31, 2008 relating to the consolidated financial statements of American Energy Production, Inc. for the years ended December 31, 2007 and 2006.

By:	/s/ Moore & Associates Chartered
Moore & Associates Chartered
Las Vegas, Nevada September 10, 2008